UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): March 7, 2017

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective March 7, 2017, the Amended and Restated Bylaws (as amended and restated, the “Bylaws”) of Employers Holdings, Inc. were amended to provide for a majority voting standard in uncontested elections of directors. The Bylaws became effective following the approval of the Nevada Division of Insurance.
The foregoing description is qualified in its entirety by reference to the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference.
ITEM 8.01. OTHER EVENTS
In connection with the Amended and Restated Bylaws referred to in Item 5.03 of this Current Report on Form 8-K, the Board approved the Amended and Restated Corporate Governance Guidelines of the Company (as amended and restated, the “Guidelines”). The Guidelines, which are available in full on the Investor Relations section of the Company’s website at www.employers.com, were amended and restated to provide for the adoption of a majority voting standard and to provide that as a condition to being nominated by the Board for re-election as a director, incumbent directors shall be deemed to have agreed to abide by the majority voting policy and, if applicable, shall offer to resign and shall resign if requested to so do in accordance with the majority voting policy.
If any incumbent director does not receive the required vote in an uncontested director election, the Guidelines also set forth the procedures for the Board to follow in determining whether or not to accept such director's resignation. These procedures must be completed within 90 days after the election results are certified, following which the Company shall, within four business days following the decision, publicly disclose the a description of the Board’s process, decision, and, if applicable, the reason or reasons for rejecting the offered resignation.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
3.1 Amended and Restated Bylaws of Employers Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	March 9, 2017	/s/ Lenard T. Ormsby
Lenard T. Ormsby
Executive Vice President,
Chief Legal Officer and General Counsel